THIRD AMENDMENT TO LEASE

THIS AMENDMENT, made and entered into this **6th** day of **July, 2010**, by and between **PARK SPE, LLC**, hereinafter called "Lessor," and **CXT INCORPORATED, a Delaware corporation**, hereinafter called "Lessee."

RECITALS

WHEREAS, on **December 20, 1996**, Crown West Realty, L.L.C. and Lessee entered into an agreement of Lease covering those certain premises described as **approximately 120,000 square feet in Building #7 and approximately five (5) acres of land immediately east of Building #7, across Fifth Street**, situated in the County of Spokane, State of Washington, which has subsequently been amended as described below. The Lease and all amendments thereto are hereinafter collectively referred to as the "Lease". The Lease has been assigned to Lessor.

WHEREAS, on **June 28, 1999**, the Lessor and Lessee entered into an Amendment to Lease covering those certain premises **whereby Lessee temporarily leased an additional approximate 18,640 square feet in the west center bay of Building #11 for the period of June 28, 1999 through July 1, 1999.**

WHEREAS, on **June 30, 1999**, the Lessor and Lessee entered into an Addendum to Lease covering those certain premises **whereby adding Lessee's Option to Terminate the Lease effective December 31, 1999.**

WHEREAS, on **June 30, 1999** the Lessor and Lessee entered into an Addendum to Lease covering those certain premises **whereby Lessee entered into a transaction wherein its stockholders sold all of their stock to L.B. Foster Company, which sales constituted a transfer of the Lessee's interest in the Lease requiring Lessor's consent. The Lease and all addendums and amendments thereto are hereinafter collectively referred to as the "Lease.**

WHEREAS, on **June 29, 2001**, the Lessor and Lessee entered into a Second Amendment to Lease covering those certain premises **whereby extending the Term of the Lease for an additional four (4) year period effective April 1, 2003. This Amendment also contained an automatic five (5) year Extension Term effective April 1, 2007.**

WHEREAS, the said Lessee now desires to **extend the Term of the Lease for an additional forty (40) month period effective April 1, 2012.**

NOW, THEREFORE, in consideration of the promises and agreements herein contained, it is hereby agreed as follows:

Section 2. Term, shall be amended as follows:

The Term of the Lease shall be extended for an additional forty (40) month period effective April 1, 2012 and shall end on July 31, 2015.

Section 3. Rent, shall be amended as follows:

April 1, 2012 through March 31, 2014	**$33,252.00**
April 1, 2014 through July 31, 2015	**$33,917.00**

Section 38. Subordination, shall be replaced in its entirety as follows:

Without the necessity of any additional document being executed by Lessee for the purpose of effecting a subordination, and at the election of Lessor or any mortgagee with a lien on the Premises, this Lease will be subject and subordinate at all times to the lien of any mortgage or deed of trust which may now exist or hereafter be executed in any amount for which the Premises, the building containing the Premises or the development or the project of which the Premises is a part, or Lessor's interest or estate in any of said items is specified as security. Lessee will execute and deliver within five (5) days of notice from Lessor at Lessor's expense instruments subordinating this Lease to any such mortgage or evidencing such subordination. Provided, however, Lessor shall provide to Lessee an agreement in writing from any such mortgagee to the effect that so long as Lessee shall faithfully discharge its obligations under this Lease, its tenancy will not be disturbed nor this Lease affected by any default of such mortgage, and that in the event of a sale of the Premises in foreclosure or any sale, transfer or conveyance in lieu thereof, that same will be sold, transferred or conveyed subject to this Lease.

EXCEPT for the new terms and conditions listed above, all other terms and conditions of the Lease and any subsequent amendment(s) shall remain in full force and effect.

IN WITNESS WHEREOF, the said Lessor and Lessee have executed this amendment to lease the day and year first written above.

LESSOR:

PARK SPE, LLC

Rob B. Gragg, Authorized Representative

LESSEE:

CXT INCORPORATED,
a Delaware corporation

Kevin R. Haugh, Vice President

STATE OF WASHINGTON)
) ss
COUNTY OF SPOKANE)

On this 6th day of July, 2010, personally appeared Rob B. Gragg, to me known to be the Authorized Representative of **PARK SPE, LLC**, the limited liability company, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

DALE C. PORTER
COMMISSION EXPIRES
NOTARY PUBLIC
AUG. 1, 2010
STATE OF WASHINGTON

Dale C. Porter

Name Printed: Dale C. Porter
NOTARY PUBLIC in and for the State of Washington, residing at Spokane.

My Commission Expires: 8-01-2010

STATE OF WASHINGTON)
) ss.
COUNTY OF SPOKANE)

On this 6 day of July, 2010, personally appeared **Kevin R. Hough** to me known to be the Vice President of **CXT Incorporated**, the Delaware corporation, that executed the within and foregoing instrument, and acknowledged the said instrument to be the free and voluntary act and deed of said company, for the uses and purposes therein mentioned, and on oath stated that he was authorized to execute the said instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

DEAN M STUART
COMMISSION EXPIRES
NOTARY PUBLIC
MAY 31, 2013
STATE OF WASHINGTON

Dean M Stuart

Name Printed: Dean M Stuart
NOTARY PUBLIC in and for the State of Washington, residing at Spokane

My Commission Expires: May 31, 2013